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EXHIBIT 11.1


INVIVO CORPORATION AND SUBSIDIARIES STATEMENT OF COMPUTATION OF NET INCOME PER SHARE


                                                      THREE MONTHS ENDED                SIX MONTHS ENDED
                                                          DECEMBER 31,                     DECEMBER 31,
                                                  ---------------------------       ---------------------------
                                                     1997             1996             1997             1996
                                                  ----------       ----------       ----------       ----------
BASIC:

        Weighted average common
         shares outstanding                        3,265,233        3,235,516        3,260,646        3,232,719
                                                  ==========       ==========       ==========       ==========

        Net Income                                $  543,200          298,000        1,003,100          301,200
                                                  ==========       ==========       ==========       ==========

        Basic net income per common share         $     0.17             0.09             0.31             0.09
                                                  ----------       ----------       ----------       ----------

DILUTED:

        Weighted average common
         shares outstanding (basic)                3,265,233        3,235,516        3,260,646        3,232,719
                                                  ----------       ----------       ----------       ----------

        Dilutive stock options                       150,795          225,439          133,102          206,444
                                                  ----------       ----------       ----------       ----------

        Weighted average common
         shares outstanding (diluted)              3,416,028        3,460,955        3,393,748        3,439,163
                                                  ==========       ==========       ==========       ==========

        Net Income                                $  543,200          298,000        1,003,100          301,200
                                                  ==========       ==========       ==========       ==========

        Diluted net income per common share       $     0.16             0.09             0.30             0.09
                                                  ==========       ==========       ==========       ==========